EXHIBIT 10.25
Link2Consult - Avert
Distribution Partnership for Beta Customers
Term Sheet

Link2Consult and Avert desire to enter into an agreement for the distribution of Avert Services and Products to Link2Consult Beta customers.

The following terms and conditions are agreed to for the purpose of constructing a Beta Distribution Partnership agreement.

Overview

        o This agreement includes the marketing of Subscription Services to Link2Consult Beta clients and / or client staffing vendors.

o	Avert shall be responsible to develop and maintain products, services and any mutually agreed to integration between Link2Consult and Avert processing environments.

o	Link2Consult shall be responsible to market and obtain orders for Subscription services to its Beta customers. Link2Consult delivered customer shall be defined as a vendor who has executed a Link2Consult / Avert co-branded user agreement.

o	Link2Consult may elect as an alternative to providing a “delivered customer” to Avert to provide a qualified lead for follow up by Avert New Customer Sales Representatives.

Product Offering and Product Price

o	Subscription services shall include unlimited First Check and Instant Address Locator products, unlimited access to the HRCare site including the CCH library of state hiring laws, unlimited email access of the Knowledgelink HR help desk, unlimited access to Advantage online documents and a 15% discount on all additional Avert products through the Link2Consult procurement site.

o	Within 30 days of the effective date of this agreement Avert Inc. and Link2Consult agree to establish an technical plan to integrate the Link2Consult environment with a co-branded OrderXpert environment.

Revenue Sharing or Commission programs

o	Avert will bill Link2Consult $XXX per month for each delivered customer authorized to use subscription services. It is understood that Link2Consult may value add to this subscription and charge a higher monthly fee to certified vendors.

o	Link2Consult shall earn a commission for all additional products ordered by Link2Consult “delivered customers”. The commission will be 5% of product revenues for the first twelve months and 10% of product revenue thereafter as long as the customer continues the Avert subscription services.

o	The commission for additional products shall also apply for additional screening products ordered by certified vendors under the Link2Consult customer number assigned by Avert Inc.

o	During the term of this agreement Avert Inc. agrees to compensate Link2Consult for revenues from Beta customers that elect to use Avert services for employee screening. Compensation shall be equivilant to similar partner agreements established by Avert Inc.

Link2Consult Agrees to:

o	Forward a completed co-branded User Agreements for all Link2consult certified staffing vendors.

o	Email Link2Consult clients with any start up and/or customer training materials.

o	Be responsible for the costs associated with the production of all sales literature and sales training.

o	Make payments to Avert for products and services ordered under this agreement within 30 days of invoice for all subscription service customers that are billed through Link2Consult.

o	Allow on-site visits at Averts option to Link2Consult place of business

o	Keep Avert informed of problems encountered with Avert products and services

o	Indemnification of Avert from Link2Consult non compliance under FCRA

Avert Agrees to:

o	Assist with development of marketing materials and sales training materials

o	Provide an electronic version of a co-branded user agreement to Link2Consult that meets all FCRA requirements.

o	Provide sales support from its offices in Ft. Collins

o	Provide additional billable sales support for certain accounts when requested by Link2Consult

o	Perform all customer set up activities within 48 hours of receipt of a “delivered customer” user agreement.

o	Upsell Link2Consult “delivered customers” with the same frequency and urgency as its own direct customers.

o	Process and fulfill orders in the same manner and urgency as its direct customers

o	Provide copies of all compliance documents in electronic format to Link2Consult for distribution to Link2Consult acquired clients.

o	Allow visits at Link2Consult option to Avert headquarters

o	Inform Link2Consult of problems with Avert products or services, changes in products and services and required changes in marketing or sales documents relating to changes in products and services

o	Assist Link2Consult in integrating Avert OrderXpert into Link2Consult processing environment.

o	Indemnification of Link2Consult from costs associated with Avert non-compliance under the FCRA.

Events of Default and remedies of default

o	Either party may terminate the agreement for reasons of default. Injured party will provide written notification of default. The party in default shall have 30 days to remedy the default condition prior to termination of the agreement.

o	Parties will treat each other’s confidential information as equivalent its own confidential material for five years from the receipt of such information. Confidential materials do not include information in the public domain or disclosed by third parties not a party to this agreement. In the event of termination all confidential materials shall be returned to the owner party.

o	Nether party shall hire an employee of the other party during the term of this agreement or for one year following the termination of this agreement.

o	Official notification for each party shall be Brian Shaw for Link2Consult and Leonard Koch for Avert Inc.

Term and Termination and Exculsivity

o	The term of the agreement shall be for one year. During the one year term both parties agree to negotiate in good faith a distribution agreement that survives the Beta Distirbution agreement.

o	Avert Inc. agrees not to enter into a similar partnership agreement during the initial term of this agreement with competitive web enabled outsource procurement environments that exclusively target the staffing industry.

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Link2Consult                                Avert Inc.

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Date                                        Date